SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): September 6, 1996



                                PremiumWear, Inc.
             (Exact name of Registrant as specified in its charter)



           Delaware                     1-63                    41-0429620
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)           Identification No.)




    8000 West 78th Street, Suite 400
        Minneapolis, Minnesota                                     55439
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (612) 943-5000



                                Munsingwear, Inc.
          (Former name or former address, if changed since last report)




Item 2.  Acquisition or Disposition of Assets.

         SALE OF ASSETS.

         On September 6, 1996, the stockholders of Munsingwear, Inc. (the "Company") approved the transactions contemplated in the Purchase and Sale Agreement (the "Agreement") entered into by the Company and Supreme International Corporation ("Supreme") as of May 22, 1996. Pursuant to the Agreement, Supreme acquired all rights to the Company's trademarks and certain associated rights relating to the Company's retail and professional golf businesses (the "Retail and Professional Golf Businesses"). Upon execution of the Agreement, the parties also entered into a Management Agreement under which Supreme agreed to immediately assume responsibility for operations of the business related to the assets being purchased. The Management Agreement terminated as of September 6, 1996, the closing date of the disposition (the "Closing Date").

         Supreme imports and markets fashion-oriented moderate and better men's and boys' sportswear and its products are sold to department stores, chain stores and specialty retail stores throughout the United States and Puerto Rico.

         The assets sold and transferred by the Company to Supreme included substantially all of the Company's interest in common law and registered trade names and trademarks worldwide (but excluding the trademarks and tradenames for the Peoples Republic of China, Vietnam, Macau and such other excluded trademarks as have previously been sold), customer lists and records for the Retail and Professional Golf Businesses, rights in and to existing and pending license agreements and related cash royalty income payable after the closing, advertising materials related to the Retail and Professional Golf Businesses, certain design archives and equipment, embroidery disks, records relating to the Retail and Professional Golf Businesses, copyrights associated with any of the assets being acquired by Supreme and trademark sourcing and license sourcing rights (collectively, the "Purchased Assets"). Under the Agreement, Supreme also acquired the Company's rights in the corporate name "Munsingwear" and the corporate name change described below was a condition to consummation of the Agreement.

         The Purchased Assets were transferred to Supreme in exchange for approximately $18 million in cash, an amount determined following extensive negotiation between the parties.

         Except for liabilities arising from the licenses included in the Retail and Professional Golf Businesses and certain trademark litigation in which the Company is a party, Supreme did not assume any liabilities or obligations of the Company. With respect to the trademark litigation, Supreme only assumed the fees and costs of such litigation incurred after the Closing Date. The Company deposited $350,000 of the purchase price into an escrow account at the time of closing to cover the costs incurred in connection with a certain trademark litigation which Supreme has agreed to assume.

         The net proceeds of the sale, together with proceeds from the liquidation of retail and pro golf inventory (which were not sold to Supreme) and the collection of accounts receivable (which were not sold to Supreme), will be used (i) to pay off Company debt, including bank debt and transaction costs related to the sale of the Purchased Assets, (ii) to retain between approximately $1 million and $4 million for working capital purposes and (iii) to distribute between $12 million and $15 million to the Company's stockholders. The distribution to stockholders will occur within 180 days of the Annual Meeting of Stockholders held on September 6, 1996, the precise date depending on certain income tax factors. Pending such distribution, $12 million will be held in a separate account.

         In conjunction with the closing of the sale, the parties entered into a License Agreement (the "License Agreement"), whereby Supreme granted the Company an exclusive license to manufacture or have manufactured, market and sell knit shirts, pants, woven shirts, outerwear and rainwear, all bearing the Munsingwear brand and Penguin logo by label or tag solely inside the garment, packaging or advertising, in order to operate the Company's Advertising Specialty Incentive, Uniform Markets and Specialty Distributor business (collectively, the "Premium Business"). The Company has the ability to manufacture these products anywhere in the world and to sell the products in the Premium Business in the United States and Canada. The term of the license differs with respect to the type of licensed product. Generally, the term for the knit shirt products is 20 years and the term of the other products is five years. There is no royalty obligation to Supreme on the knit shirt products until August 2001, unless net sales exceed $50 million in one year, at which time the Company will be obligated to pay a royalty on net sales in excess of $50 million. After August 2001, the Company must pay a royalty for net sales of all knit shirts bearing the licensed trademarks. There is a minimum royalty for each of the other licensed products, which increases each year during the term of the License Agreement.

         Concurrent with execution of the Agreement, the parties also entered into a Right of First Refusal Agreement ("Right of First Refusal Agreement") pursuant to which the Company granted to Supreme a right of first refusal to acquire the Company's Premium Business at a price of 110% of the amount of a bona fide offer from a third party. The Right of First Refusal Agreement will remain in effect until the earlier of 20 years after the Closing Date or the termination of the License Agreement.

         CORPORATE NAME CHANGE/TRADING SYMBOL CHANGE.

         Under the Agreement, Supreme also acquired the Company's rights in the corporate name "Munsingwear." Therefore, in connection with the sale of the Purchased Assets, the stockholders also approved an Amendment to the Company's Certificate of Incorporation changing the Company's name to "PremiumWear, Inc." The name change became effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State on September 6, 1996.

         In conjunction with the name change and effective as of September 12, 1996, the Company's common stock, which is listed on the New York Stock Exchange, will begin trading under the new symbol "PWA."

Item 5.  Other Events

         Effective September 9, 1996, Lowell M. Fisher resigned as President and Chief Executive Officer and a member of the Board of Directors of the Company. Thomas D. Gleason, current Chairman of the Board of the Company, was named Chief Executive Officer on an interim basis.


Item 7.  Financial Statements and Exhibits.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  It is currently impracticable to provide the required pro forma financial information. Pursuant to paragraph (b)(2) of
                  Item 7 of Form 8-K, such financial information will be filed by amendment no later than 60 days after the due date of this report on Form 8-K.

         (c)      EXHIBITS.

                  2.1 Purchase and Sale Agreement dated as of May 22, 1996 between the registrant and Supreme International Corporation (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed with the Securities and Exchange Commission on August 16,
                           1996).

                  2.2 License Agreement between the registrant and Supreme International Corporation made and entered into as of September 6, 1996. (Puruant to Rule 24b-2, certain information has been deleted and filed separately with the Commission).



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      PREMIUMWEAR, INC.


                                      By   /s/ Thomas D. Gleason
                                           -----------------------------------
                                           Thomas D. Gleason
                                           Chief Executive Officer


Dated: September __, 1996